NASDAQ: TGEN FIRST QUARTER 2020 Earnings Call May 14, 2020

Participants Benjamin Locke Chief Executive Officer President & Chief Operating Robert Panora Officer Bonnie Brown Chief Accounting Officer Jack Whiting General Counsel & Secretary 2

Safe Harbor Statement This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

Earnings Call Agenda Benjamin Locke Tecogen Overview Q1 2020 Results Overview Bonnie Brown Q1 2020 Financial Review Benjamin Locke Market Update Robert Panora Emissions & Technology Update Benjamin Locke 2020 Outlook Q&A 4

Advanced Modular Cogeneration Systems Heat, Power, and/or Cooling that is: Efficient Industry leading efficiency and reduced exposure to expensive electricity Clean Proprietary near-zero emissions technology, GHG reductions Reliable Real-time monitoring, blackout protection, and improved grid resiliency All of Tecogen’s equipment is equipped with Tecogen’s patented Ultera Emission Control Technology 5

1st Qtr 2020 Results

Tecogen

$ in thousands	1Q'20		1Q'19		YoY Change		% Chg
Revenue							
Products	$	2,750	$	3,025	$	(274)	
Service		4,461		3,911		550	
Energy Production		751		1,241		(490)	
Total Revenue		7,963		8,177		(214)	-2.6%
Gross Profit							
Products	$	1,083	$	1,081	$	2	
Service		1,443		1,437		6	
Energy Production		266		441		(174)	
Total Gross Profit		2,792		2,959		(167)	-5.6%
Gross Margin: %							
Products		39%		36%		4%	
Service		32%		37%		-4%	
Energy Production		35%		36%		-1%	
Total Gross Margin		35%		36%		-1%	
Operating Expenses							
General & administrative	$	2,689	$	2,655	$	34	1.3%
Selling		856		693		163	23.4%
Research and development		364		345		19	5.6%
Sub-total		3,910		3,694		216	5.8%
Gain on sale of assets		-		(1,081)			
Goodwill impairment		-		3,693			
Net income (loss)	$	(1,202)	$	(3,280)	$	2,078	
Adjusted EBITDA*	$	(817)	$	678	$	(1,495)	

*Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation expense, unrealized loss on investment securities, non-cash adjustment and goodwill impairment.

- Revenues = $7.9 million
  - Compared to $8.2 million in 1Q'19, 3% decrease
  - Product revenue down 9%, Service up 14%
  - Includes return of ($655k) chillers shipped in Q4
  - Energy production down 40% from sale of assets
- Gross Margin = 35.1%
  - Compared to 36.2% in 1Q'19
  - Product margins improved to 39.4% compared to 35.7% in 1Q'19
  - Service margins declined to 32.3% compared to 36.7% in 1Q'19
- Op Ex
  - Includes a non-cash abandonment of intangible assets of ~ $180K
- Net loss of $1.2 million
  - Compared to $3.3 million loss for 1Q '19 (1Q '19 included $3.7 million goodwill impairment)
- Adjusted EBITDA = negative $817K
  - Compared to positive $678K 1Q '19 (1Q '19 included $1,081K gain on sale of assets)

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Q1 2020 Financial Results: Revenues, Margins, and Profitability

Tecogen

- Increase in combined product and service revenue of 4%
- Decrease in overall revenue, a result of the $655K sale return and sale of energy producing assets
- Four diverse revenue streams
  - 78% growth in cogeneration sales; slowdown in chiller sales
  - Long term service contracts provide steady cash flow, growing 5%
  - Turnkey installation revenue, increased by 28%, facilitating both Product sales and Service revenue
  - Energy Production decreased year over year due to the sale of energy producing assets
- Maintained 35% overall gross margin

$ in thousands	Quarter Ended March 31, 2020	2019	YoY Growth	% of Total Rev
Revenue				
Cogeneration	$ 3,236	$ 1,819	78%	41%
Chiller	(486)	1,205	-140%	-6%
Total Product Revenue	2,750	3,025	-9%	35%
Service Contracts and Parts	2,466	2,355	5%	31%
Installation Services	1,995	1,556	28%	25%
Total Service Revenue	4,461	3,911	14%	56%
Combined Product & Service Revenue	7,211	6,936	4%	91%
Energy Production	751	1,241	-39%	9%
Total Revenue	7,963	8,177	-3%	100%
Cost of Sales				
Products	$ 1,667	$ 1,943	-14%	
Services	3,019	2,475	22%	
Energy Production	484	800	-39%	
Total Cost of Sales	$ 5,171	$ 5,218	-1%	
Gross Profit	$ 2,792	$ 2,959	-6%	35%
Net loss attributable to Tecogen Inc.	$ (1,202)	$ (3,280)		
Gross Margin				
Products	39%	36%		
Services	32%	37%		
Aggregate Products and Services	35%	36%		
Energy Production	35%	36%		
Overall	35%	36%		

Product & Services revenue increase of 4% YoY

Strong cogeneration sales; slowdown in chiller sales

Service revenue increase of 14% YoY

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Adjusted EBITDA Reconciliation Quarter Ended, March 31, Reconciliation of Q1 2020 and 2019 Net loss to Non-GAAP financial disclosure 2020 2019 Net loss attributable to Tecogen Inc. $ (1,202,387) $ (3,280,077) Adjusted EBITDA Interest expense, net 48,258 27,494 Depreciation & amortization, net 90,152 168,244 EBITDA: Interest, taxes, depreciation & Income tax expense 5,222 (8,169) EBITDA (1,058,755) (3,092,508) amortization Stock based compensation 42,236 38,035 Non-cash adjustments Unrealized loss on investment securities 19,681 39,361 Non-recurring, non-cash adjustment 179,944 - • Stock based compensation Goodwill impairment - 3,693,198 • Unrealized loss on investment securities Adjusted EBITDA* $ (816,894) $ 678,086 • Non-cash abandonment of intangible assets • Goodwill impairment *Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation expense, unrealized loss on investment securities, non-cash adjustment and goodwill impairment. 8

Earnings Takeaways Core Business is Stable • Shipped $3.4 million of Products in Q1 (revenue impacted by product return) Core Business is Stable • Energy Production assets produce consistent revenues (revenue drop from previous asset sales expected) • Service revenue continues to grow as increase Service contracts 2020 Business Planning – COVID update • COVID pandemic interrupted 2020 business plan, including delays in marketing activities and some sales Overcoming COVID Challenges • We continue to anticipate profitability in 2020 • Product backlog is strong; focus on improving Service margins • Toronto Service Center will add additional Service revenue • Corporate cost reductions, eliminated LOC Growth Opportunities Strong, although Delayed • Ultera Forklift Program • Expand Cooling Product Segment / Partnership Opportunities Prospects For Growth • Expand to New Geographies 9

Product and Installation Backlog Customer Segment Backlog - Product and Installation Services 14.1% $ Millions Indoor Growing $35.0 18.5% $30.0 Office Building 39.7% Multi-Unit 1.3% Residential $25.0 Recreation $20.0 5.0% $15.0 Health Care $10.0 $5.0 $- 12.6% Education Jul-15 Jul-16 Jul-17 Jul-18 Jul-19 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Nov-15 Nov-16 Nov-17 Nov-18 Nov-19 Mar-15 Mar-16 Mar-17 Mar-18 Mar-19 Mar-20 May-15 May-16 May-17 May-18 May-19 May-20 7.2% Industrial & Manufacturing Current Backlog of $12.7 million Product backlog: $10.2 million, Installation backlog $2.5 million 10

Emissions Technology Update MCFA (Mitsubishi Caterpillar Forklift America) Program Precertification Testing of MCFA engine was planned for mid-May by SwRI (Southwest Research Institute) Objective was to demonstrate revised Ultera engine tuning in certification test cycle Project remains on hold until travel restrictions lifted from Japan to United States Mitsubishi engineer oversight required PERC (Propane Education and Research Council) funding commitment remains Municipal water pumping order (California) Project proceeding Installation contractors bidding project with our latest pricing Order anticipated in August Ultera IP Core Ultera patent confirmed in 19 EU countries including United Kingdom, Germany and France Some Overseas Ultera-related patent applications abandoned Further pursuit costly, not of significant value Continue effort with most in the US

2020 Business Outlook Growth in Product Revenue • Steady demand for Tecogen products despite COVID pandemic • Expanding sales geography in North America (e.g. Toronto) • Expanding sales of chiller products through partnerships (e.g. Vilter) • Focus on improving overall margins Growth in Service Revenues • Service center expansion leads to revenue growth • Improved remote monitoring helps increase unit runtime, revenues Scaling back large turnkey installation projects • Gradually winding down large turnkey jobs • “Turnkey light” option includes engineered accessories that makes installations simpler for contractors Resume Ultera development • Resume work with Mitsubishi to certify a near-zero emission engine for forktrucks using Ultera • Develop additional opportunities for Ultera retrofits 12

Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 13